UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 9, 2023

NYIAX, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333- 265357	46-0547534
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 Maiden Lane, 11th Floor

New York, NY 10005

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (917) 444-9259

N/A

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Section 2 – Financial Information

Item 2.05. Costs Associated with Exit or Disposal Activities.

On March 9, 2023, NYIAX, Inc. (the “Company”) committed to a workforce reduction plan. Between March 16 and March 31, 2023, the Company implemented additional expense reduction measures with respect to staffing and management salary deferrals. Six (6) staff and employees departed the Company effective April 3, 2023. Currently, the Company has fourteen (14) remaining full-time staff and employees to support business operations. In addition to prior management salary deferrals implemented since June 2022, certain members of management have agreed to defer a greater amount of current salaries until an initial public offering may be consummated. As a result of these staffing actions and reducing technology operating expenses, the Company expects that by May 2023, pretax monthly cash requirements will be reduced by approximately $168,000, or 46%, as compared to the month ended March 31, 2023. The Company’s estimated cost of total amount to be incurred in connection with this action is immaterial.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 20, 2023, William Wise resigned from the Board of Directors (the “Board”) of the Company.  Mr. Wise was (i) a member of the Company’s audit committee and nominating and corporate governance committees, and (ii) chair of the compensation committee. Currently, the Board is composed of three (3) directors of which one is an independent director. To meet the NASDAQ Capital Market’s corporate governance requirements, a majority of the Board must be composed of independent directors.  As a result of Mr. Wise’s resignation, additional independent directors will be required to satisfy NASDAQ’s requirement for a majority independent board in the event the Company is able to consummate its initial public offering and list its securities on the NASDAQ Capital Market. The Company intends to immediately commence the recruitment process for an additional independent director for the board of directors.

Section 8 – Other Events

Item 8.01. Other Events

Due to a current lack of financial resources to complete the Company’s filing on Form 10-k with the United States Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2022, the Company’s inability to complete and file its Form 10-k in a timely manner will result in non-compliance with SEC reporting requirements.  The Company currently expects to complete preparation of its fiscal year end December 31, 2022 Form 10-k filing in the near term upon receiving additional funding sources. The Company’s Board has previously authorized an offering of up to $2 million of additional convertible debt securities to meet the Company’s capital needs until an initial public offering may be consummated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 4, 2023	NYIAX, Inc.

	By:	/s/ Joseph G. Passaic, Jr.
		Name:	Joseph G. Passaic
		Title:	Corporate Secretary

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